Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ACCELERIZE NEW MEDIA INC.", CHANGING ITS NAME FROM "ACCELERIZE NEW MEDIA INC." TO "ACCELERIZE INC.", FILED IN THIS OFFICE ON THE TENTH DAY OF OCTOBER, A.D. 2014, AT 12:46 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE SUSSEX COUNTY RECORDER OF DEEDS.

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:00 PM 10/10/2014
FILED 12:46 PM 10/10/2014
SRV 141280623 - 4067019 FILE

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

ACCELERIZE NEW MEDIA INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the "corporation") is Accelerize New Media Inc.

2. The certificate of incorporation of the corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

"FIRST. The name of the corporation is Accelerize Inc."

3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed on October 10, 2014

/s/ Damon Stein
Damon Stein, General Counsel and Secretary